EXHIBIT 10.7


                     FIRST AMENDMENT TO SUBSIDIARY GUARANTY
                            (Areawide Cellular, Inc.)

         This First Amendment to that certain Subsidiary Guaranty (this "Amendment") effective as of the 20th day of October, 1998, executed by AREAWIDE CELLULAR, INC. (f/k/a Community Redevelopment Corporation), a Florida corporation (the "Guarantor") in favor of the FOOTHILL CAPITAL CORPORATION, a California corporation (the "Agent"), as Agent for the Lenders (as defined below),

                                   WITNESSETH:

         WHEREAS, Source One Wireless, Inc., an Illinois corporation, the financial institutions listed on the signature pages thereto (the "Lenders"), and the Agent are parties to that certain Loan and Security Agreement dated as of September 8, 1997, as amended by that certain First Amendment to Loan and Security Agreement dated January 30, 1998, as further amended by that certain Second Amendment to Loan and Security Agreement dated March 18, 1998, as further amended by that certain Third Amendment of even date herewith (as further amended, restated supplemented or otherwise modified from time to time, the "Source One Loan Agreement"); and

         WHEREAS, Guarantor executed that certain Subsidiary Guaranty (the "Guaranty") dated as of March 18, 1998 in favor of the Agent to secure the prompt and complete payment, observance and performance of all of the Obligations under the Source One Loan Agreement; and

         WHEREAS, Source One Wireless I, L.L.C., a Delaware limited liability company, the Lenders and the Agent are parties to that certain Loan and Security Agreement of even date herewith (the "Areawide Loan Agreement"); and

         WHEREAS, Guarantor has requested and the Agent, on behalf of the Lenders, has agreed to release this Guaranty upon payment in full of the Obligations under the Areawide Loan Agreement;

         NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration paid by each party to the other, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. Amendment to Section 22. Section 22 of the Guaranty is hereby amended by deleting that Section in its entirety and replacing it with the following:

                  "22. Notwithstanding anything herein to the contrary, the obligations of Guarantor hereunder with respect to the Obligations (as defined in the Source One Loan Agreement) shall not be due and payable prior to the later of the Maturity Date (as defined in the Areawide Loan Agreement) or the last day of any extension of the term of the Areawide Loan Agreement, if applicable,

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         as set forth is Section 3.4 of the Areawide Loan Agreement (the
         "Extended Maturity Date"). Upon payment in full in cash of all principal, interest, fees and expenses due under the Areawide Loan Agreement and the termination of the Commitments (as defined in the Areawide Loan Agreement) on or before the Maturity Date or the applicable Extended Maturity Date, if any, (other than in connection with an insolvency proceeding involving Guarantor) this Guaranty shall terminate and the Agent shall take all action reasonably requested by the Guarantor, at the expense of such Guarantor, to evidence the termination of this Guaranty; provided, however, that in any and all events the provisions of the last sentence of Section 10 of the Guaranty shall survive the termination of this Guaranty."

         2. No Other Amendment. Except for the amendment expressly set forth above, the text of the Guaranty shall remain unchanged and in full force and effect. The Guarantor acknowledges and expressly agrees that the Lenders reserve the right to, and do in fact, require strict compliance with all terms and provisions of the Guaranty.

         3. Loan Document. This Amendment shall be deemed to be a Loan Document for all purposes. Any and all references to the Guaranty shall be deemed to refer to the Guaranty as hereby amended.

         4. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

         5. Definitions. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Guaranty.



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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment or caused it to be executed by their duly authorized officers, effective as of the day and year first written above.


GUARANTOR:                             AREAWIDE CELLULAR, INC


                                       By: /s/ Dave Trop
                                           -------------------------------------
                                       Name: Dave Trop
                                             -----------------------------------
                                       Its: Pres / CEO
                                            ------------------------------------




Agreed and Accepted By:

FOOTHILL CAPITAL CORPORATION, as Agent
for the Lenders


By: /s/ Kurt R. Marsden
    -------------------
Its: Vice President
     --------------